POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, Frederick A. Henderson, located at
55 Cabot Place, Bloomfield Hills, Michigan 48304, do hereby nominate, constitute and appoint Daniel S. Follis, Jr., Melanie C. Dunn or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 24th day of March, 2011.

In presence of

/s/ 						/s/
Dawn Carlson					Frederick A. Henderson
Witness						Signature
Subscribed and sworn to before me
this 24th day of March, 2011


/s/
Alison Grant
Notary Public
Acting in Knox County,
State of Tennessee

My Commission expires: May 9, 2012